SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2001

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28238	54-1521616
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

11 Sundial Circle, Suite 17, Carefree, Arizona 85377
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 575-6972

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 5:        OTHER INFORMATION

        The accompanying unaudited Pro Forma Combining, Condensed Balance Sheet of Guardian Technologies International, Inc. ("Guardian") gives pro forma retroactive effect to June 30, 2001 to Guardian's acquisition of Dubois Red Rocks, LLC in consideration of the issuance of 100,000 shares of Guardian common stock and the acquisition of Hill Valley Capital, Inc. in consideration of the issuance of 800,000 shares of Guardian common stock. The Pro Forma Condensed Balance Sheet is unaudited but, in the opinion of management, contains all adjustments necessary (consisting of normal recurring accruals) considered necessary for a fair presentation.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
PRO FORMA BALANCE SHEET
JUNE 30, 2001
(UNAUDITED)
ASSETS	Actual	Pro Forma Adjustment	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$ 49,823		$ 49,823
Accounts receivable, no allowance considered necessary	61,382		61,382
Other accounts receivable	22,312		22,312
Inventories	167,352		167,352
Note receivable	80,000		80,000
Prepaid expenses and other	159,941		159,941
Total current assets	540,810		540,810
Note Receivable and Equity Investment	998,422		998,422
Property and Equipment, net	500,521	800,000	1,300,521
Certification Costs, net	121,500		121,500
Deposits and Other	37,592		37,592
Total Assets	$ 2,198,845		$ 2,998,845
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$ 467,975		$ 467,975
Accounts payable	171,477		171,477
Accrued expenses and other	101,194		101,194
Total current liabilities	740,646		740,646
Long-Term Debt, net of current portion	93,742		93,742
Shareholders' Equity:
Preferred stock, $.20 par value, 1,000,000 shares authorized; no shares issued and outstanding	-		-
Common stock, $.001 par value; 15,000,000 shares authorized, 5,121,870 shares issued and outstanding	5,122	900	6,022
Additional paid-in capital Accumulated deficit	6,513,980 (5,154,645)	799,100	7,313,080 (5,154,645)
Total shareholders' equity	1,364,457		2,164,457
Total Liabilities and Shareholders' Equity	$ 2,198,845		$ 2,998,845

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: August 24, 2001	By: /s/ J. Andrew Moorer J. Andrew Moorer, President